UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2008

Starwood Hotels & Resorts Worldwide, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-7959	52-1193298
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(914) 640-8100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2008, Starwood Hotels & Resorts Worldwide, Inc. (the "Company") completed a public offering of $200,000,000 principal amount of the Company’s 6.25% Senior Notes due 2013 (the "2013 Notes") and $400,000,000 principal amount of the Company's 6.75% Senior Notes due 2018 (the "2018 Notes" and, together with the 2013 Notes, the "Notes"). The 2013 Notes will be issued pursuant to an Indenture, dated as of September 13, 2007 (the "Base Indenture"), as supplemented by Supplemental Indenture No. 1, dated as of September 13, 2007 (the "2013 Supplement"), between the Company and U.S. Bank National Association, as trustee (the "Trustee"). The 2018 Notes will be issued pursuant to the Base Indenture, as supplemented by the 2013 Supplement and Supplemental Indenture No. 2, dated as of May 23, 2008 (the "2018 Supplement") between the Company and the Trustee. The Base Indenture, as supplemented by the 2013 Supplement and the 2018 Supplement, is referred to herein as the "Indenture".

The 2013 Notes are additional notes issued under the same indenture and supplemental indenture under which the Company previously issued and sold $400,000,000 aggregate principal amount of such notes. The 2013 Notes will be of the same class and series as and otherwise identical to the Company’s previously issued 6.25% Senior Notes due 2013.

The Notes are direct, unsecured obligations of the Company and rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the 2013 Notes will be payable semi-annually on February 15 and August 15 of each year, beginning on August 15, 2008. Interest on the 2018 Notes will be payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2008.

The Company may redeem all or a portion of the Notes at its option at any time or from time to time at a redemption price equal to the greater of:

• 100% of the principal amount plus accrued and unpaid interest to, but excluding, the redemption date; and

• the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 35 basis points for the 2013 Notes and 45 basis points for the 2018 Notes, plus accrued and unpaid interest to, but excluding, the date of redemption.

In addition, if a Change of Control Triggering Event (as defined below) occurs, unless the Company has exercised its right to redeem the Notes as described in the foregoing paragraph, holders of Notes will have the right to require the Company to repurchase all or any part of their Notes for payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased to the date of purchase. A "Change of Control Triggering Event" means the occurrence of both a Change of Control (as defined in the Indenture) and a downgrade of the rating on the Notes below Baa3 by Moody’s and BBB- by S&P.

The net proceeds of the offering to the Company were approximately $597 million, which the Company intends to apply to reduce outstanding borrowings under its revolving credit facility.

The Notes were offered and sold by the Company pursuant to its registration statement on Form S-3 (File No. 333-145894).

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture and the 2013 Supplement, which are filed as exhibits to the Company’s Current Report on Form 8-K, filed on September 17, 2007, and to the full text of the 2018 Supplement, which is filed herewith as exhibit 4.1 hereto, each of which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 concerning the Company's direct financial obligations is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1. Supplemental Indenture No. 2, dated as of May 23, 2008, between Starwood Hotels & Resorts Worldwide, Inc. and U.S. Bank National Association, as trustee.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Starwood Hotels & Resorts Worldwide, Inc.

May 28, 2008	By:	Kenneth S. Siegel

Name: Kenneth S. Siegel
Title: Chief Administrative Officer and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Supplemental Indenture No. 2, dated as of May 23, 2008, between Starwood Hotels & Resorts Worldwide, Inc. and U.S. Bank National Association, as trustee.